Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

March 18, 2014

Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105

Re:	Fortress Investment Group LLC

Ladies and Gentlemen:

We have acted as special counsel to Fortress Investment Group LLC, a Delaware limited liability company (the “Company”), in connection with the public offering (i) by the Company of 23,202,859 Class A shares (the “Primary Firm Shares”) representing limited liability company interests in the Company (the “Class A Shares”), and up to an additional 3,855,000 Class A Shares (the “Primary Option Shares” and, together with the Primary Firm Shares, the “Primary Shares”) at the option of the Underwriters (as defined below), and (ii) by the Selling Shareholders (as defined below) of 5,077,141 Class A Shares (the “Secondary Firm Shares”), and up to an additional 387,000 Class A Shares (the “Secondary Option Shares” and, together with the Secondary Firm Shares, the “Secondary Shares”) at the option of the Underwriters, pursuant to the Underwriting Agreement, dated March 12, 2014 (the “Underwriting Agreement”), by and among the Company, the selling shareholders named in Schedule B to the Underwriting Agreement (the “Selling Shareholders”) and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (the “Underwriters”). The Primary Shares and the Secondary Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Fortress Investment Group LLC
March 18, 2014

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the registration statement on Form S-3 (File No. 333-194504) of the Company relating to the sale of Class A Shares from time to time by the Company and selling shareholders, filed on March 12, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”),

(ii) the prospectus, dated March 12, 2014, which forms a part of and is included in the Registration Statement;

(iii) the prospectus supplement, dated March 12, 2014, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the General Rules and Regulations (the “Prospectus Supplement”);

(iv) an executed copy of a certificate of David N. Brooks, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(v) a copy of the Company’s Certificate of Formation, as amended as of the date hereof (the “Certificate of Formation”), certified by the Secretary of State of the State of Delaware as of March 4, 2014, and certified pursuant to the Secretary’s Certificate;

(vi) a copy of the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 10, 2009 (the “LLC Agreement”), certified pursuant to the Secretary’s Certificate;

(vii) a specimen certificate evidencing the Class A Shares in the form of Exhibit 4.1 to the Registration Statement;

(viii) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) and the Pricing Committee thereof relating to the issuance and registration of the Securities and related matters, certified pursuant to the Secretary’s Certificate; and

(ix) an executed copy of the Underwriting Agreement.

Fortress Investment Group LLC
March 18, 2014

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. In addition, we have assumed that the issuance and sale of the Securities do not violate, conflict with or constitute a default under (a) any agreement or instrument to which the Company is subject, (b) any law, rule or regulation to which the Company is subject (other than the DLLCA (as defined below)), (c) any judicial or regulatory order or decree of any governmental authority (other than those under the DLLCA) or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than those under the DLLCA). We have also assumed that the LLC Agreement is the only limited liability company agreement, as defined under the DLLCA, of the Company. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to the Delaware Limited Liability Company Act (the “DLLCA”) and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of the law of any jurisdiction other than Opined on Law on the opinions herein stated.

Fortress Investment Group LLC
March 18, 2014

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. The Primary Shares, when issued and sold in accordance with the Underwriting Agreement, will be validly issued and, under the DLLCA, the purchasers of the Primary Shares will have no obligation to make further payments for the purchase of the Primary Shares or contributions to the Company solely by reason of their ownership of the Primary Shares except for their obligation to repay any funds wrongfully distributed to them.

2. The Secondary Shares were validly issued and, under the DLLCA, the purchasers of the Secondary Shares will have no obligation to make further payments for the purchase of the Secondary Shares or contributions to the Company solely by reason of their ownership of the Secondary Shares except for their obligation to repay any funds wrongfully distributed to them.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP